EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William Koppelmann, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Standard Premium Finance Holdings, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Standard Premium Finance Holdings, Inc.

August 12, 2025

By:	/s/ William Koppelmann
William Koppelmann Principal Executive Officer

I, Brian Krogol, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Standard Premium Finance Holdings, Inc. on Form 10-Q for the fiscal quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Standard Premium Finance Holdings, Inc.

August 12, 2025

By:	/s/ Brian Krogol
Brian Krogol Principal Financial Officer